EXHIBIT 99.1

Inuvo Reports 2009

Third Quarter Financial Results

CLEARWATER, FL – November 23, 2009 – Inuvo™, Inc. (NYSE Amex: INUV), a leading provider of performance-based advertising and technology solutions, announced today its financial results for the three month and nine month periods ended September 30, 2009.

Richard K. Howe, our Chief Executive Officer stated, “The third quarter was an important turning point in our business. Quarter over quarter growth returned, market trends are positive, the Inuvo Platform was launched and as recently reported, we continue to accelerate innovations like LocalXML™ for publishers. We are laying a strong foundation for 2010”.

Third Quarter Financial Highlights:

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Third quarter 2009 net revenue from continuing operations improved 9% to approximately $12.9 million as compared to $11.8 million in the prior quarter. Revenue decreased 27% over the comparable period in 2008.

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Gross profit for the third quarter of 2009 was approximately $3.4 million or 26% of net revenue compared to approximately $6.3 million or 36% of net revenue for the third quarter of 2008.

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Adjusted EBITDA for the third quarter of 2009 was approximately $1.1 million compared to approximately $1.6 million in the third quarter of 2008. Adjusted EBITDA margin was 9% in the third quarter of 2009 and 2008.

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The net loss for the third quarter of 2009 was approximately $2.0 million or $0.03 per share, a 43% improvement compared to a net loss of approximately $3.6 million or $0.05 per share in the third quarter of 2008. Included in the net loss for the third quarter of 2009 is income from discontinued operations of approximately $0.5 million compared to a loss from discontinued operations of approximately $4.1 million in the third quarter of 2008.

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The net cash provided by operating activities for the nine months ended September 30, 2009 was approximately $4.2 million compared to approximately $6.1 million for the nine months ended September 30, 2008.

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The borrowing under the Wachovia credit facility was reduced by $2.3 million from $9.9 million at year end to $7.6 million at the end of the third quarter of 2009, which represents an increase of $0.2 million over the second quarter of 2009.

Operating Results by Segment

Net Revenue By Segment

Three Months Ended September 30,

(in Thousands)

			Change
Segment	2009	2008	$	%
Exchange	$6,739	$8,941	$(2,202)	-24.6%
Direct	6,116	8,571	(2,455)	-28.6%
Total Net Revenue	$12,855	$17,512	$(4,657)	-26.6%

Gross Profit By Segment

Three Months Ended September 30,

(in Thousands)

			Change
Segment	2009	2008	$	%
Exchange	$1,784	$2,822	$(1,038)	-36.8%
Direct	1,604	3,483	(1,879)	-53.9%
Total Net Revenue	$3,388	$6,305	$(2,917)	-46.3%

Net Revenue By Segment

Nine Months Ended September 30,

(in Thousands)

			Change
Segment	2009	2008	$	%
Exchange	$21,479	$21,758	$(279)	-1.3%
Direct	17,137	28,181	(11,044)	-39.2%
Total Net Revenue	$38,616	$49,939	$(11,323)	-22.7%

Gross Profit By Segment

Nine Months Ended September 30,

(in Thousands)

			Change
Segment	2009	2008	$	%
Exchange	$5,262	$7,324	$(2,062)	-28.2%
Direct	7,642	13,151	(5,509)	-41.9%
Total Net Revenue	$12,904	$20,475	$(7,571)	-37.0%

Reconciliation of Gross Profit to Adjusted Gross Profit and Net Loss to Adjusted EBITDA

In addition to disclosing financial results in accordance with United States generally accepted accounting principles (GAAP), the Company’s earnings release contains the non-GAAP financial measures “Adjusted Gross Profit” and “Adjusted EBITDA”.

Adjusted Gross Profit and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, management believes that Adjusted Gross Profit and Adjusted EBITDA are useful to investors in evaluating the Company’s performance because:

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Adjusted Gross Profit reflects the amortization of data acquisition spend over the estimated benefit period whereas GAAP requires the Company to amortize the costs over the lesser of the life of the contract or the estimated benefit period, resulting in an accelerated amortization, and

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Adjusted EBITDA is a commonly used financial analysis tool for measuring and comparing companies in the Company’s industry in areas of operating performance.

Management believes that the disclosure of Adjusted Gross Profit and Adjusted EBITDA offers an additional view of the Company’s operations that, when coupled with the GAAP results and the reconciliation to GAAP gross profit and net loss, provides a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. During the third quarter of 2009, the decline in margin rates was the result of an increase in investment in the acquisition of leads. Currently these acquisition costs are being expensed as incurred even though these costs apply to the building of a names database that will be monetized in the future. Management estimates the benefit period for the names acquired will be approximately 12 months. Management does not believe the current accounting treatment properly reflects the benefit period associated with the lead spend.

Adjusted EBITDA should not be considered as an alternative to net income as an indicator of the Company’s performance or as an alternative to net cash provided by operating activities as a measure of liquidity. The primary material limitations associated with the use of Adjusted EBITDA as compared to GAAP net loss is:

•

it may not be compared to similarly titled measures used by other companies in the Company’s industry, and

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it excludes financial information that some may consider important in evaluating the Company’s performance.

The Company compensates for these limitations by providing a reconciliation of Adjusted EBITDA to GAAP net loss, to enable investors to perform their own analysis of the Company’s operating results, in Thousands.

	3 Months Ended September 30,		9 Months Ended September 30,
	2009	2008	2009	2008
Gross Profit	$3,388	$6,305	$12,904	$20,475
Data Acquisition Amortization, net	(1,319)	(1,226)	(3,459)	(3,672)
Data Acquisition Spend	2,851	1,346	5,010	3,865
Adjusted Gross Profit	$4,920	$6,425	$14,455	$20,668
Net Loss	$(2,028)	$(3,583)	$(3,583)	$(40,614)
Interest, net	181	182	542	572
Taxes	—	(932)	—	(7,776)
Depreciation	438	380	1,479	1,457
Amortization	911	1,244	2,802	4,853
Stock Based Compensation	100	(177)	297	386
Settlement	(98)	—	(530)
Data Acquisition Adjustment	1,532	120	1,551	193
Asset Impairment	—	4,447	—	44,961
Total Adjusted EBITDA	$1,134	$1,583	$3,088	$3,502

Adjusted EBITDA By Segment
Exchange	$856	$994	$2,107	$2,227
Direct	1,161	1,678	3,860	6,131
Discontinued Operations	540	325	1,568	(199)
Corporate	(1,423)	(1,414)	(4,447)	(4,657)
Total Adjusted EBITDA	$1,134	$1,583	$3,088	$3,502

The following is information excerpted from the Company’s financial statements for the period ended and as of September 30, 2009. Please refer to the Company’s financial statements filed with the Securities and Exchange Commission for complete financial statements and notes thereto. The financial information is presented in Thousands of Dollars, except per share data.

	3 Months Ended September 30,		9 Months Ended September 30,
	2009	2008	2009	2008
Revenue	$12,855	$17,512	$38,616	$49,939

Gross Profit	3,388	6,305	12,904	20,475

Gross Margin Rate	26.4%	36.0%	33.4%	41.0%

Other Operating Expenses	5,774	6,627	17,415	22,959

Other Expense, net	184	251	639	28,263

Income (Loss) from Discontinued Operations, net	540	(4,108)	1,567	(17,190)

Net Loss	$2,028	$3,583	$3,583	$40,614

Net Loss Per Share (Basic and Diluted)	$0.03	$0.05	$0.05	$0.61

	September 30, 2009	December 31, 2008
Current Assets	$10,754	$12,701
Non-Current Assets	14,290	16,519

Total Assets	25,044	29,220

Current Liabilities	17,332	10,596
Non-Current Liabilities	705	9,057
Stockholders’ Equity	7,007	9,567

Total Liabilities and Stockholders’ Equity	$25,044	$29,220

Detail of Significant Balance Sheets Accounts:
Cash	$709	$360
Restricted Cash	563	992
Accounts Receivable, net	5,141	8,477
Unbilled Revenue	908	505

Accounts Payable	5,129	5,345
Accrued Expenses and Other Current Liabilities	1,544	1,587
Note Payable:
Current	7,589	1,649
Non-Current	—	8,266
Total Note Payable	$7,589	$9,915

Conference Call Information

The Company will host a conference call today Monday, November 23, 2009 at 4:00 p.m. Eastern Time. Participants can access the call by dialing 888-669-0684 (domestic) or 201-604-0469 (international). In addition, the call will be webcast on the Investor Relations section of the Company's website at www.inuvo.com where it will also be archived for 45 days. A telephone replay will be available through December 7, 2009.

To access the replay, please dial 888-632-8973 (domestic) or 201-499-0429 (international). At the system prompt, enter the code 52805153 followed by the # sign. Playback will automatically begin.

About Inuvo™, Inc.

Inuvo is a leading provider of performance-based online marketing services that deliver customers to advertisers and revenue to publishers. Clients achieve their goals across marketing channels that include search, affiliate, lead generation and email. For more information, visit www.inuvo.com.

Comparable companies include: ValueClick, Inc. (VCLK), Marchex, Inc. (MCHX), LookSmart, Ltd. (LOOK), interCLICK, Inc. (ICLK) and Local.com Corp. (LOCM).

Contact

Inuvo, Inc.

Gail Babitt, Chief Financial Officer

727-324-0176

gail.babitt@inuvo.com

Investor Relations

Genesis Select Corporation

Budd Zuckerman, President

303-415-0200 ext 106

bzuckerman@genesisselect.com

Cautionary Note Regarding Forward Looking Statements

Certain statements in this document and elsewhere by Inuvo are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Inuvo undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Inuvo's filings with the Securities and Exchange Commission.

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